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                                    FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549



                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                         Date of Report:  July 15, 1997


                          Commission file number 1-1097


                        OKLAHOMA GAS AND ELECTRIC COMPANY
             (exact name of registrant as specified in its charter)


             Oklahoma                                  73-0382390
  (State or other jurisdiction of                   (I.R.S. Employer
  incorporation or organization)                   Identification No.)



                               101 North Robinson
                                  P.O. Box 321
                       Oklahoma City, Oklahoma  73101-0321
                    (Address of principal executive offices)
                                   (Zip Code)


                                 (405) 553-3000
              (Registrant's telephone number, including area code)



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ITEM 5.   OTHER EVENTS

On July 15, 1997, Oklahoma Gas and Electric Company, an Oklahoma corporation (the "Company") entered into an Underwriting Agreement and filed on July 16, 1997, with the Securities and Exchange Commission a prospectus supplement relating to $125,000,000 in aggregate principal amount of its 6.65% Senior Notes, Series due July 15, 2027. On July 15, 1997, the Company also entered into another Underwriting Agreement and filed with the Securities and Exchange Commission a prospectus supplement relating to $125,000,000 in aggregate principal amount of its 6.50% Senior Notes, Series due July 15, 2017.

ITEM 7.   FINANCIAL STATEMENT AND EXHIBITS

Exhibits

1.01 Underwriting Agreement, dated July 15, 1997, between Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. Inc., Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated relating to $125,000,000 of 6.65% Senior Notes, Series due July 15, 2027.

1.02 Underwriting Agreement, dated July 15, 1997, between the Company and Lehman Brothers Inc., Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated relating to $125,000,000 of 6.50% Senior Notes, Series due July 15, 2017.

4.01 Supplemental Indenture No. 2, dated as of July 1, 1997 , between the Company and NationsBank, N.A., creating $125,000,000 principal amount of 6.65% Senior Notes, Series due July 15, 2027 and $125,000,000 principal amount of 6.50% Senior Notes, Series due July 15, 2017 (collectively, the "Senior Notes").

4.02 Supplemental Trust Indenture dated as of July 1, 1997, between the Company and NationsBank, N.A., creating $125,000,000 principal amount of First Mortgage Bonds, Senior Note Series C and $125,000,000 principal amount of First Mortgage Bonds, Senior Note Series D (collectively, the "Senior Note First Mortgage Bonds").

5.01 Opinion of counsel as to legality of the Senior Notes and the Senior Note First Mortgage Bonds.

12.01     Calculation of ratio of earnings to fixed charges.


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                                   SIGNATURES




     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                            OKLAHOMA GAS AND ELECTRIC COMPANY
                                        (Registrant)


                              By:    /s/  James R. Hatfield
                                  ---------------------------------------
                                       James R. Hatfield,
                                  Vice President and Treasurer



                           (On behalf of the registrant and in his capacity
                                  as Vice President and Treasurer)
July 15, 1997


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